Exhibit 99.1

(PR)(GREGG APPLIANCES) Gregg Appliances, Inc. Announces Results for the Second Quarter

of Fiscal 2006 and Comparable Store Sales Guidance for the Third Quarter of Fiscal 2006

INDIANAPOLIS, Nov. 14/PRNewswire/—Gregg Appliances, Inc. (“Gregg Appliances”) today reported operating results for its second quarter, or the three months, ended September 30, 2005.

Gregg Appliances reported a 15.4% increase in total sales for the three months ended September 30, 2005, as sales increased to $212.9 million compared to $184.5 million for the comparable prior year period. This increase in net sales was primarily attributable to the net addition of seven stores during the past twelve months coupled with a 2.8% increase in comparable stores sales for the second quarter of fiscal 2006. During the past twelve months, there have been three new store openings in Georgia, one in Alabama, three in North Carolina, and one in South Carolina, as well as one store closing in Ohio upon its lease expiration. The comparable store sales improvement was largely due to strong performance in the major appliance and video categories, particularly in flat panel televisions, partially offset by weaker tube television sales.

Net loss for the second quarter of fiscal 2006 was $4.2 million, as compared to a net loss of $0.1 million for the second quarter of fiscal 2005. Net loss for the second quarter of fiscal 2006 included a pretax charge of approximately $2.5 million, in the aggregate, related to a previously announced decision to outsource product service and repair offerings, as well as an unfavorable year-over-year timing difference for the recognition of vendor rebates totaling approximately $2.0 million, on a pretax basis. Furthermore, operating results for the second quarter of fiscal 2006 included a $4.5 million increase in pretax interest expense versus the second quarter of fiscal 2005 arising from the recapitalization of Gregg Appliances on February 3, 2005. Net loss for the second quarter of fiscal 2005 included the recognition of a $6.7 million charge to reflect the increase in fair market value of certain stock-based variable awards in accordance with APB Opinion No. 25 and related interpretations.

Sales for the six months ended September 30, 2005 increased 15.9% to $397.9 million from $343.5 million for the six months ended September 30, 2004. This increase in sales was largely due to the net addition of seven stores during the past twelve months coupled with a 4.3% increase in comparable store sales for the first six months of fiscal 2006. The comparable store sales performance was primarily driven by sales growth in the major appliances and video categories, with gains in flat panel television sales significantly outpacing the sales decline in tube televisions.

Net loss for the six months ended September 30, 2005 was $4.1 million, as compared to net income of $0.5 million for the comparable prior year period. Net loss for the first six months of fiscal 2006 included a favorable $4.1 million year-over-year timing difference related to the recognition of vendor rebates, partially offset by a $2.5 million pretax charge, in the aggregate, associated with the decision to outsource product service and repair work to a third party. Net loss for the first six months of fiscal 2006 also included an increase of $9.0 million in pretax interest expense versus the comparable prior year period due to Gregg Appliances’ recapitalization. Net loss for the first half of fiscal 2005 included the recognition of a $6.7 million charge to reflect the increase in fair market value of certain stock-based variable awards.

Gregg Appliances also announced that it currently expects comparable store sales for the third quarter of fiscal 2006 (the three months ending December 31, 2005) to increase in the low single digits as compared to the comparable period in fiscal 2005.

Gregg Appliances will be conducting a conference call to discuss operating results for the quarter ended September 30, 2005, on Tuesday, November 15, 2005 at 10:00 a.m. (Eastern). You may access this call starting at 9:45 a.m. (Eastern).

The conference phone number is 1-866-686-6743. When joining the call, please refer to reference number 13006140 or the “hhgregg investor relations call.” Jerry Throgmartin, the Chief Executive Officer of Gregg Appliances, is the conference call leader. In consideration of your fellow participants, it is requested that cellular phones not be used. The conference call will be recorded and available for playback through Wednesday, November 23, 2005 at 6:00 p.m. (Eastern). Playback can be reached by dialing 1-877-213-9653 and requesting reference number 13006140. Information regarding non-GAAP financial measures, including EBITDA (earnings before net interest expense, income tax expense, depreciation and amortization), discussed in the conference call can be found at www.hhgregg.com on the investor relations page.

Gregg Appliances is a leading specialty retailer of premium video products, including digital televisions and home theatre systems, brand name appliances, audio products and accessories. It operates under the hhgregg® and Fine Lines® brands in 65 retail stores in Alabama, Georgia, Indiana, Kentucky, North Carolina, Ohio, South Carolina and Tennessee.

Safe Harbor

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release and the conference call that will address Gregg Appliances’ operating results include forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the expectations, beliefs, plans, objectives, assumptions or future events or performance of Gregg Appliances are forward-looking statements.

Gregg Appliances has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Gregg Appliances believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause Gregg Appliances’ actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Gregg Appliances’ expectations are: changes in consumer preferences; its ability to effectively manage and monitor its operations, costs and service quality; competition in existing, adjacent and new markets; its reliance on a small number of manufacturers; the failure of manufacturers to introduce new products and technologies; customer acceptance of new technology; its dependence on our key management personnel and its ability to attract and retain qualified sales personnel; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; the identification and acquisition of suitable sites for its stores and the negotiation of acceptable leases for those sites; the effect of general and regional economic and employment conditions on its net sales; its ability to maintain its rate of growth and penetrate new geographic areas; its ability to obtain additional financing and maintain its credit facilities; its ability to maintain and upgrade its information technology systems; changes in cost for print, radio and television advertising; and changes in trade regulations, currency fluctuations and prevailing interest rates.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release and the earnings conference call are more fully described in the “Risk Factors” section and elsewhere in the Company’s Registration Statement on Form S-4 filed with the SEC on September 30, 2005. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release and that will be made on the earnings conference call are made only as of the date hereof. Gregg Appliances does not undertake and specifically declines any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Contacts:	Dennis May – President and Chief Operating Officer, or
Don Van der Wiel – Chief Financial Officer
(317) 848-8710

GREGG APPLIANCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2005	March 31, 2005
	(Unaudited) (In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$16,872	$11,277
Accounts receivable – trade	5,007	3,272
Accounts receivable - other	15,251	8,892
Merchandise inventories	95,853	76,817
Deferred commissions	3,683	3,670
Land held for sale	1,359	1,359
Prepaid expenses and other current assets	2,981	3,431
Deferred income taxes	4,361	6,999

Total current assets	145,367	115,717

Property and equipment:
Land	936	936
Building and improvements	3,519	3,519
Machinery and equipment	8,519	7,903
Office furniture and equipment	34,536	31,719
Vehicles	7,847	7,790
Signs	3,067	2,824
Leasehold improvements	25,321	22,047
Construction in progress	4,115	3,062

	87,860	79,800
Less accumulated depreciation and amortization	40,526	35,974

Net property and equipment	47,334	43,826

Other assets:
Deferred commissions	5,804	6,265
Deposits	2,774	7,858
Cash surrender value of life insurance	—	1,096
Deferred financing costs	10,626	10,997
Deferred income taxes	108,439	106,724
Other	524	621

	128,167	133,561

Total assets	$320,868	$293,104

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable – third party	$8,867	$—
Accounts payable – vendors	53,513	28,651
Customer deposits	13,510	12,562
Accrued liabilities	30,100	32,980
Deferred revenue on extended maintenance agreements	22,927	22,844

Total current liabilities	128,917	97,037

Long-term liabilities:
Long-term debt	182,511	182,285
Deferred revenue on extended maintenance agreements	35,973	38,805
Other long-term liabilities	8,127	7,824

Total long–term liabilities	226,611	228,914

Total liabilities	$355,528	$325,951

Stockholders’ deficit:
Preferred stock; no par value; 10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2005 and March 31, 2005	—	—
Common stock; no par value; 52,500,000 shares authorized; 14,233,550 and 13,970,000 shares issued and outstanding as of September 30, 2005 and March 31, 2005	113,596	111,054
Accumulated deficit	(148,018)	(143,901)

	(34,422)	(32,847)
Less: Note receivable for common stock	238	—
Total stockholders’ deficit	(34,660)	(32,847)

Total liabilities and stockholders’ deficit	$320,868	$293,104

GREGG APPLIANCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	(Unaudited) (In thousands)
Net sales	$212,897	$184,513	$397,914	$343,473
Cost of goods sold	147,535	122,160	269,283	232,852

Gross profit	65,362	62,353	128,631	110,621
Selling, general and administrative expenses	62,615	54,921	121,102	103,050
Stock-based compensation	—	6,700	—	6,721
Restructuring charge	1,320	—	1,320	—

Income from operations	1,427	732	6,209	850

Other expense (income):
Interest expense	4,812	295	9,538	534
Interest income	(80)	(303)	(169)	(498)
Minority interest	—	827	—	311

Total other expense (income)	4,732	819	9,369	347

Income (loss) before income taxes	(3,305)	(87)	(3,160)	503
Income tax expense	852	—	957	—

Net income (loss)	$(4,157)	$(87)	$(4,117)	$503

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(AS A PERCENTAGE OF SALES)

	Three Months Ended		Six Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	(Unaudited)
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	69.3	66.2	67.7	67.8

Gross profit	30.7	33.8	32.3	32.2
Selling, general and administrative expenses	29.4	29.8	30.4	30.0
Stock-based compensation	—	3.6	—	2.0
Restructuring charge	0.6	—	0.3	—

Income from operations	0.7	0.4	1.6	0.2

Other expense (income):
Interest expense	2.3	0.2	2.4	0.2
Interest income	—	(0.2)	—	(0.1)
Minority interest	—	0.4	—	0.1

Total other expense (income)	2.2	(0.4)	2.4	0.1

Income before income taxes	(1.6)	—	(0.8)	0.1
Income tax expense	0.4	—	0.2	—

Net income (loss)	(2.0)%	—%	(1.0)%	0.1%

Certain percentage amounts do not sum due to rounding

Principles of Consolidation

For periods prior to the recapitalization of Gregg Appliances on February 3, 2005, Gregg Appliances was required, pursuant to generally accepted accounting principles in the United States of America, to consolidate certain variable interest entities controlled by a former director and principal stockholder of Gregg Appliances or members of his immediate family. Following the recapitalization, Gregg Appliances was no longer required to consolidate these related party entities for accounting purposes because it was no longer under common control with them. As a result of the consolidation of the related party entities, Gregg Appliances’ accompanying condensed consolidated statements of operations are not entirely comparable. A detailed description of these related party transactions can be found in Gregg Appliances’ Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (SEC) on September 30, 2005. The condensed statements of operations for the prior year period are presented on a de-consolidated basis for the three-month and six-month periods ended September 30, 2004 in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Form 10-Q as filed with the SEC on November 14, 2005.

GREGG APPLIANCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	September 30, 2005	September 30, 2004
	(Unaudited) (In thousands)
Cash flow from operating activities:
Net income (loss)	$(4,117)	$503
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	5,166	4,675
Amortization of deferred financing costs	780	—
Accretion of original issue discount	226	—
Stock–based compensation	—	6,721
Loss on disposal of assets	48	245
Deferred income taxes	923	—
Restructuring charge	1,320	—
Minority interest	—	311
Changes in operating assets and liabilities:
Accounts receivable – trade	(1,735)	(472)
Accounts receivable – other	(6,359)	(4,979)
Merchandise inventories	(19,036)	(20,839)
Prepaid expenses and other current assets	547	558
Deferred commissions	448	65
Deposits	5,084	1,394
Accounts payable – third parties	8,867	3,804
Accounts payable – vendors	24,862	20,913
Deferred revenue on extended maintenance agreements	(2,749)	(217)
Customer deposits	948	1,311
Other accrued liabilities	(3,195)	2,358
Other long–term liabilities	303	1,456

Net cash provided by operating activities	12,331	17,807

Investing activities:
Purchases of property and equipment	(9,797)	(5,391)
Payments on note receivable for common stock	—	230
Advances on note receivable – related parties	—	(16,551)
Purchase of land held for sale	—	(962)
(Increase) decrease in cash surrender value of life insurance	1,096	(54)
Proceeds from sales of property and equipment	70	38

Net cash used in investing activities	(8,631)	(22,690)

Financing activities:
Repayments of mortgage notes payable	—	(177)
Proceeds from line of credit	—	1,700
Proceeds from notes payable – related parties	—	21,584
Payments on notes payable – related parties	—	(12,940)
Payment on financing costs	(503)	—
Proceeds from issuance of common stock	2,398	—
Distributions to stockholders	—	(14,384)
Minority interest	—	(915)

Net cash provided by (used in) financing activities	1,895	(5,132)

Net increase (decrease) in cash and cash equivalents	5,595	(10,015)
Cash and cash equivalents:
Beginning of period	11,277	10,333

End of period	$16,872	$318

Supplemental disclosure of cash flow information:
Interest paid	$8,084	$327
Non cash item – note receivable for common stock	238	—